COMMON STOCK		COMMON STOCK
MTI 0106
CUSIP 62544S 10 1 SEE REVERSE FOR CERTAIN DEFINITIONS

MULTICELL TECHNOLOGIES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SPECIMEN

This certifies that

is owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.01 PAR VALUE EACH, OF
MULTICELL TECHNOLOGIES, INC.

Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended.
This Certificate is not valid until countersigned by the Transfer Agent.
          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
DATED:

W. G. Newman Secretary	MULTICELL TECHNOLOGIES, INC. CORPORATE SEAL 1970 DELAWARE	W. G. Newman Chairman

COUNTERSIGNED AND REGISTERED U.S. STOCK TRANSFER CORPORATION (Glendale, California) Transfer Agent and Registrar BY AUTHORIZED OFFICER